Exhibit 10.23

SECURITY AGREEMENT

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Dated: September 4, 2007

The undersigned BioDelivery Sciences International, Inc., a Delaware corporation (the “Debtor”), whose address appears below, and Southwest Bank of St. Louis, a Missouri banking corporation (“Secured Party”), hereby agree as follows:

1. As security for its obligations under that certain Promissory Note, dated as of even date herewith being in the original principal amount of Three Million and no/100 Dollars ($3,000,000.00) (the “Note”), Debtor hereby grants to Secured Party a security interest in and lien upon, and assigns to Secured Party, the Collateral described in Paragraph 2, to secure the payment, performance and observance of all obligations and liabilities of the Debtor arising pursuant to the Note (the “Obligations”).

2. The Collateral is described as follows and may be supplemented in the future by any separate schedule at any time furnished by Debtor to Secured Party (all of which are hereby deemed part of this Security Agreement). Such Collateral includes all attachments, accessions and equipment now or hereafter affixed to the Collateral or used in connection therewith, all substitutions and replacements thereof, and all items of Collateral now existing and hereafter acquired, created or arising:

ALL OF DEBTOR’S ASSETS, INCLUDING, BUT NOT LIMITED TO ACCOUNTS , INVENTORY AND EQUIPMENT, NOW OWNED OR HEREAFTER ACQUIRED, AND WHEREVER LOCATED, AND ALL PRODUCTS, PROCEEDS, RENTS AND PROFITS OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, PROCEEDS OF INSURANCE POLICIES INSURING ANY OR ALL OF THE FOREGOING AND ANY INDEMNITY, WARRANTY OR NOTE PAYABLE BY REASON OF LOSS OR DAMAGE TO OR OTHERWISE WITH RESPECT TO ANY OF THE FOREGOING, EXCLUDING, HOWEVER ANY TANGIBLE OR INTANGIBLE ASSET OF DEBTOR, THE ENCUMBRANCE OF WHICH WOULD REQUIRE THE CONSENT OF ANY THIRD PARTY, INCLUDING WITHOUT LIMITATION, ANY PATENTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY (OR APPLICATIONS OR OTHER RIGHTS THERETO) WHICH THE DEBTOR LICENSES (DIRECTLY OR INDIRECTLY) FROM ANY THIRD PARTY.

3. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral and (b) provide any other information required by part 5 of Article 9 of the UCC of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

4. Debtor warrants, represents and covenants with respect to the Collateral as follows:

(a) the chief place of business of Debtor, the books and records relating to the Collateral, and the Collateral, are all located at the address(es) set forth below and Debtor will not change any of the same or its name or state where Debtor is located without prior written notice to and consent of Secured Party;

(b) the Collateral is now and will at all times hereafter be owned by Debtor free and clear of all liens, security interests, encumbrances and rights of others except for the security interest granted hereby and granted pursuant to a prior security agreement, if any;

(c) Debtor will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in, encumber, or otherwise dispose of or abandon any part or all of the Collateral without prior written consent of the Secured Party, which consent shall not be unreasonably withheld, conditioned or delayed, and the inclusion of “proceeds” of the Collateral under the security interest granted herein shall not be deemed a consent by the Secured Party to any sale or other disposition of any part or all of the Collateral, other than for sales of Inventory in the ordinary course of business, except that Debtor may replace obsolete or worn machinery or equipment in the ordinary course of business;

(d) Secured Party shall during normal business hours and upon reasonable advance notice to Debtor have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records and any papers and instruments relating to any or all of the Collateral upon request therefor) and Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure payment, performance and observance of the Obligations;

(e) Debtor will use the Collateral with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations;

(f) Debtor will keep the Collateral in working order, repair, running and marketable condition at Debtor’s own cost and expense;

(g) Debtor assumes all responsibility and liability arising from the use of the Collateral;

(h) Debtor will, at its expense, perform all reasonable acts and execute all documents in a form reasonably acceptable to Debtor requested by Secured Party at any time to evidence, perfect, maintain and enforce Secured Party’s security interest in the Collateral and upon request of Secured Party, at any time and from time to time, shall deliver to Secured Party any instrument, document or chattel paper constituting part of the Collateral, duly endorsed or assigned,

Debtor hereby authorizes Secured Party and grants Secured Party its power of attorney to file any financing statements or continuation statements pursuant to the UCC of the State or such other jurisdiction as is deemed necessary or appropriate by Second Party to perfect its security interest hereunder, which power of attorney shall be deemed to be coupled with an interest and is irrevocable, and shall execute and deliver any other papers, documents or instruments requested by Secured Party in connection with this Security Agreement;

(i) the Collateral is now and shall remain personal property, and Debtor will not permit any of the Collateral to become a part of or affixed to real property without prior notice to Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party, to protect the security interest granted herein against all persons;

(j) Debtor, at its own expense, will insure the Collateral in the name of and with loss or damage payable to Secured Party with reputable insurance carriers in amounts and type as is customarily carried for property similar to the Collateral, and will notify Secured Party of any material loss or damage to any of the Collateral, whether or not insured;

(k) Debtor assumes all responsibility and liability arising from the use of the Collateral;

(l) Secured Party may, in its sole discretion, release any of the Collateral without notice to or consent by Debtor and without discharging or otherwise affecting the Obligations or the security interest granted herein;

(m) Secured Party may in its discretion, for the account and at the expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by Secured Party to preserve, protect, maintain or enforce the Obligations or the security interest granted herein and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor, shall be payable on demand and shall be secured hereby;

(n) Debtor will promptly pay Secured Party any and all sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in defending, protecting or enforcing the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to all court costs, collection charges, travel expenses, and reasonable attorney’s fees, all of which, together with interest at a rate equal to the highest rate then payable on the Obligations, shall be part of the Obligations;

5. (a) The term “Accounts Receivable” means and includes all accounts receivable owing to Debtor and arising from sales of merchandise and/or services by the Debtor in the ordinary course of business, all proceeds thereof and all of Debtor’s rights to any merchandise which is represented thereby, and for purposes of this paragraph 5 shall include documents, instruments and chattel paper. From time to time, as required by the Agreement, or on request of Secured Party after the occurrence of any “Event of Default” (as that term is defined in Section below), which has not been cured within the applicable cure period, Debtor shall provide Secured Party with schedules describing all Accounts Receivable and shall execute and deliver written assignments of such Accounts Receivable to Secured Party, provided, however, that Debtor’s failure to execute and deliver such schedules and/or assignments shall not affect or limit Secured Party’s security interest or other rights in and to Accounts Receivable. Together with each schedule, Debtor shall furnish copies of customers’ invoices or the equivalent, and Debtor hereby warrants the genuineness thereof. On request of Secured Party, Debtor shall furnish to Secured Party the original shipping or delivery receipts of all merchandise sold. Each of the Accounts Receivable is enforceable in accordance with its terms, no payment is past due (or any past due payment is clearly noted as such), and no partial payment not shown on the account has been made by anyone.

(b) Debtor shall furnish Secured Party with an aging of Accounts Receivable in such form and as often as is required by the Agreement.

(c) Secured Party may, at any time and from time to time and without notice to Debtor, verify the validity and amount or any other matter relating to any of the Accounts Receivable by mail, telephone, or otherwise in writing, in the name of Secured Party or Debtor.

(d) Intentionally Omitted.

(e) At any time after the occurrence of an Event of Default, which has not been cured within the applicable cure period, Secured Party may, and on Secured Party’s demand Debtor will, notify customers or account debtors that the Accounts Receivable have been assigned to Secured Party or of Secured Party’s security interest therein, and collect the Accounts Receivable directly and charge the collection costs and expenses to the Obligations but, unless and until Secured Party does so notify or gives Debtor other instructions, Debtor shall make collection of all Accounts Receivable for Secured Party, receive all payments thereon as Secured Party’s trustee, and shall immediately deliver them to Secured Party in their original form. Debtor will deliver to Secured Party, duly endorsed or assigned, all instruments, chattel paper, guaranties or security agreements immediately upon receipt by Debtor as evidence of, in payment of or as security for any of the Collateral. All checks and other instruments received by Secured Party as proceeds of any of the Accounts Receivable will be credited (conditional upon final collection) against the Obligations; provided, however, that for purposes of calculation of interest, such conditional credit will be made after allowing five (5) calendar days for collection.

(f) All sums credited by or due from Secured Party to Debtor shall at all times constitute additional security for the Obligations and may be set off against any Obligation at any time whether or not other security held by Secured Party is adequate and whether or not such Obligations are then due.

(g) If any warranty is breached as to any of the Accounts Receivable, or if any of the Accounts Receivable is not paid by the customer or account debtor within 90 days from its due date, or the customer or account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law, is filed with respect to the customer or account debtor or the customer or account debtor makes a general assignment for the benefit of creditors, becomes insolvent, fails, suspends or goes out of business, then Secured Party may accelerate the principal of the Obligations to the extent of any or all of the Accounts Receivable owing by that customer or account debtor. Any merchandise which is returned by a customer or account debtor or otherwise recovered shall remain part of the Collateral. Debtor shall notify Secured Party promptly of all disputes and claims and settle or adjust them at no expense to Secured Party but no discount, credit or allowance shall be granted to any customer or account debtor without Secured Party’s consent except in accordance with its announced trade terms. Secured Party may, after the occurrence of an Event of Default, enforce collection, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which Secured Party considers commercially reasonable, and in all cases Secured Party will credit Debtor with only the net amounts received by Secured Party in payment of the Accounts Receivable.

(h) Debtor shall place notations upon its books of account to disclose the assignment of all of the Accounts Receivable to Secured Party or Secured Party’s security interest therein and shall perform all other steps requested by Secured Party to create and maintain in Secured Party’s favor a valid first security interest, assignment or lien in, of, or on all of the Accounts Receivable and all other security held by or for Secured Party. Secured Party may at all times have access to, inspect, audit and make extracts from all of Debtor’s records, files and books of account relating to the Accounts Receivable. At Secured Party’s request, Debtor will stamp all invoices and other documents sent to account debtors representing any Accounts Receivable with the following notice: “The amount shown to be due has been assigned and should be paid to Southwest Bank of St. Louis, 12452 Olive Street Road, Creve Coeur, Missouri 63141, for credit to BioDelivery Sciences International, Inc.” Until default, Debtor will, at its own expense, endeavor to collect the Accounts Receivable as and when due.

(i) To enable the Secured Party to enjoy fully all its rights to the Accounts Receivable, Debtor hereby leases to Secured Party and Secured Party hereby hires, for a term which shall last as long as there is any portion of the Obligations unpaid, all of the Borrower’s books of account, ledgers and cabinets in which there are reflected or maintained the Accounts Receivable now or hereafter assigned to Secured Party and all supporting evidence and documents relating thereto in the form of written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, Note and other evidences of indebtedness, insurance certificates and the like, in whatever form the same may exist or be kept, including without limitation computer programs, disks, tapes and related electronic data. Secured Party and its representatives shall at all times have and be entitled to free and undisturbed access to such books of account, ledgers and cabinets during normal business hours and without unduly interfering with Debtor’s business, and may examine and audit the contents thereof and make excerpts therefrom.

Upon the occurrence of any Event of Default then, in addition to all of the rights and remedies set forth in this Security Agreement, Secured Party will have the right forthwith or at any time thereafter to remove from the premises wherein the same are situated all books of account, ledgers and cabinets hereby leased to Secured Party and Secured Party may keep and retain the same in its possession until all Obligations of whatever nature shall have been fully paid and discharged, but notwithstanding such removal, Debtor shall be afforded access thereto at the place or places to which the same are removed for the purpose of examining and auditing the same and making written excerpts therefrom.

6. (a) The term “Inventory” means and includes all goods intended for sale or lease by Debtor, or to be furnished by Debtor under contracts of service, and all raw materials, goods in process, finished goods, materials and supplies of every nature used or useable in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods, all contract rights with respect thereto and all documents representing the same.

(b) Secured Party’s security interest in Inventory shall continue through all stages of processing and/or manufacture and shall, without further act, attach to raw materials, to goods in process, to the finished goods, to the Accounts Receivable or other proceeds resulting from the sale or other disposition thereof and to all such Inventory as may be returned to Debtor by customers.

(c) Until all Obligations have been fully satisfied, Secured Party’s security interest in the Inventory and all proceeds thereof shall continue in full force and effect and upon the occurrence of an Event of Default, which has not been cured within the applicable cure period, Secured Party shall have the right to take physical possession of the Inventory and to maintain such possession on Debtor’s premises or to remove the Inventory or any part thereof to such other places as Secured Party may desire. If Secured Party exercises its right to take possession of the Inventory, Debtor shall, upon demand, assemble the Inventory and make it available to Secured Party at a place reasonably convenient to Secured Party.

(d) Debtor may make sales of the Inventory in the regular course of business prior to the occurrence of an Event of Default.

(e) Debtor shall perform on request any and all actions necessary to perfect Secured Party’s security interest in the Inventory, such as leasing warehouses to Secured Party or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses. In connection with the foregoing, Debtor hereby authorizes Secured Party to file any and all financing or continuation statements necessary to perfect and continue and/or amend Secured Party’s security interest in the Inventory. If any Inventory is in the possession or control of any of its agents or processors, Debtor shall notify such agents or processors of Secured Party’s security interest therein, and upon request instruct them to hold all such Inventory for Secured Party’s account and subject to Secured Party’s instructions. A physical listing of all Inventory, wherever located, shall be taken by Debtor at least once each fiscal year, and a copy of each such physical listing shall be supplied to Secured Party. Secured Party may examine and inspect the Inventory at any time and shall have the right to take a physical count of Inventory at any time, and if such physical count shows a material deviation from Inventory information supplied by Debtor, Debtor shall pay the cost of such physical count. Debtor shall notify the Secured Party promptly of all disputes and claims and settle or adjust them at no expense to the Secured Party, but no discount, credit or allowance shall be granted to any customer or account debtor other than in accordance with Debtor’s normal terms of sale, and if an Event of Default has occurred and is continuing, no returns of merchandise shall be accepted without the Secured Party’s consent.

7. Debtor represents and warrants that:

(a) It is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business in North Carolina, New Jersey and Florida and has the power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

(b) It has the power to execute, deliver and carry out the terms and provisions of the Note, this Security Agreement, and all instruments and documents delivered by it pursuant to this Security Agreement and the lawful right to transfer the Collateral, and it has taken or caused to be taken all necessary action (including, but not limited to, the obtaining of any consent of its directors required by law or by its Articles of Incorporation or By-Laws) to authorize the making and delivery of the Note, the execution, delivery and performance, this Security Agreement, and the execution, delivery and performance of all other instruments and documents delivered by it pursuant to this Security Agreement.

(c) It is not in default under any indenture, mortgage, deed of trust, security agreement, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of the Note, this Security Agreement, or any of the instruments and documents to be delivered pursuant to this Security Agreement, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, security agreement, agreement or other instrument to which Debtor is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property under any such indenture, mortgage, deed of trust, agreement or other instrument (other than in favor of Secured Party), or violate any provision of its organizational documents.

(d) It has good and marketable title to all of the Collateral subject hereof subject to no liens, mortgages, pledges, security interests, encumbrances or charges, purchase options or other third party interests, of any kind, other than in favor of Secured Party.

(e) The principal place of business, chief place of business, chief executive office and the office where Debtor keeps its records concerning the Collateral are located at the following address:

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

(f) The locations of substantially all of the Collateral are as set forth on the attached Schedule 1.

(g) Debtor does not employ any data processing service or similar organization to assemble or process its records concerning the Collateral.

(h) Upon the execution and delivery of this Security Agreement and the filing of financing statements with the Offices of the Secretary of State of Florida there will have been created and perfected a valid security interest or lien (as to the creation of which no consent is required from any third party) in favor of the Secured Party in all Collateral.

8. The occurrence of any of the following shall constitute an event of default (an “Event of Default”) under this Security Agreement:

(a) default in the due and punctual payment of any installment of principal or interest on the Note when and as the same become due and payable, whether at maturity or by acceleration or otherwise which is not cured within any applicable cure period;

(b) default in the performance or observance of or under any covenant, agreement or provision contained in this Security Agreement or in any instrument or document delivered to Secured Party in connection with or pursuant to this Security Agreement which continues for a period of 30 days after notice thereof to Debtor from Secured Party, or if any such instrument or document terminates or becomes void or unenforceable without the written consent of Secured Party;

(c) Secured Party shall receive at any time a notice or report from the Secretary of State of Delaware indicting that Secured Party’s security interest is not prior to all other security interests reflected in such report.

9. Upon the occurrence of any Event of Default and after expiration of any applicable cure period, if any, and at any time thereafter while such Default remains uncured and uncorrected, Secured Party may, without notice to or demand upon Debtor, declare any or all Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law), in addition to all rights and remedies of a secured party under the UCC, or of Secured Party under any other agreement, document or instrument evidencing any of the Obligations or under which any of the Obligations may have been issued, created, assumed or guaranteed, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently:

Secured Party may, at any time and from time to time after the expiration of any applicable cure period, with or without judicial process and the aid and assistance of others, enter any premises in which any of the Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral, and may dispose of any part or all of the Collateral on any premises of Debtor and may require Debtor to assemble and make available to Secured Party at the expense of Debtor any part or all of the Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties, and may remove any part or all of the Collateral from any premises on which the same may be located for the purpose of effecting sale or other disposition thereof, and may sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition, without obligation to clean up or otherwise prepare the Collateral for sale, or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s), firm(s) or corporation(s) as Secured Party deems best, all without demand for performance or any notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Debtor hereby agrees that the sending of ten (10) days notice by registered or certified mail, postage prepaid, to any address of Debtor set forth in this Security Agreement of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made shall be deemed reasonable notice thereof. Secured Party may specifically disclaim any warranties of title or the like and may comply with any applicable federal or state law requirements in connection with a disposition of the Collateral and compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral. If any of the Collateral is sold by Secured Party upon credit or for future delivery Debtor will be credited only with payments actually made by the purchaser and, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations Secured Party may buy at private sale and may make payment therefor by any means, including, without limitation, payment in Obligations.

Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorney’s fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement, and then to the Obligations in such order and as to principal or interest as Secured Party may desire, and Debtor shall remain liable and will pay Secured Party on demand any deficiency remaining (including interest thereon at a rate equal to the highest rate then payable on the Obligations) and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party.

10. To effectuate the terms and provisions hereof and after an Event of Default, Debtor hereby designates and appoints Secured Party and its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority to receive, open and dispose of all mail addressed to Debtor, to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; to endorse the name of Debtor on any Note, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to execute any endorsements, assignments, or other instruments of conveyance or transfer; to adjust and compromise any claims under insurance policies; to execute releases; and to do all other acts and things necessary and advisable in the sole discretion of Secured Party to carry out and enforce this Security Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, is irrevocable while any of the Obligations shall remain unpaid.

11. Secured Party shall not be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the Collateral, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or Debtor’s rights in the Collateral or against any prior parties thereto, but the same shall be at Debtor’s sole risk at all times.

Secured Party’s duty with respect to Collateral in its possession shall be fulfilled if Secured Party exercises reasonable care in the safekeeping of such Collateral. Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the use of the Collateral and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands, except in each case, in the event of the gross negligence or willful misconduct or Secured Party or its agents or representatives.

No act, failure or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

In the event of any litigation, with respect to any matter connected with this Security Agreement, the Obligations or the Collateral, Debtor hereby waives the right to a trial by jury and all defenses, rights of setoff and rights to interpose counterclaims of any nature. Debtor hereby irrevocably consents to the jurisdiction of the Courts of the State of Missouri and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations. Debtor hereby waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to Debtor at its chief place of business set forth below, or at such other address as Debtor may designate by written notification by certified or registered mail directed to and received by Secured Party at its office set forth in the financing statements filed hereunder (or if no such financing statements have been filed, at the office of Secured Party at which is located the officer in direct supervision of the within security interest).

No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to the provision so modified or limited, and executed by the party to be charged. This Security Agreement and all Obligations shall be binding upon the successors or assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns and shall bind all persons who become bound as a Debtor to this Security Agreement.

Secured Party may, upon thirty (30) days prior written notice to Debtor, assign its rights and interests under this Security Agreement. Debtor hereby waives, and will not assert against any assignee of Secured Party, any claims, defenses or set offs which Debtor could assert against Secured Party except defenses that cannot be waived.

This Security Agreement and the Obligations shall be governed in all respects by the laws of the State of Missouri (the “State”), except to the extent that the UCC specifies such applicable law. If any term of this Security Agreement is held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Secured Party is authorized to annex hereto any schedules referred to herein. Debtor acknowledges receipt of a full and complete copy of this Security Agreement. All terms used herein shall have the meanings as defined in the Uniform Commercial Code as in effect in the State of Missouri (the “UCC”).

12. At the time the Note and Security Agreement are executed by the parties thereto, Debtor shall pay to Secured Party a loan origination fee of Thirty Thousand and no/100 Dollars ($30,000.00).

[Remainder of page left blank intentionally. Signatures follow.]

IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed by its officers thereunto duly authorized, the date first above set forth.

BIODELIVERY SCIENCES INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Mark A. Sirgo
Printed Name:	Mark A. Sirgo
Title:	President and CEO

SOUTHWEST BANK OF ST. LOUIS, a
Missouri banking corporation

By:	/s/ Kurt N. Kientzle
Printed Name:	Kurt N. Kientzle
Title:	Senior Vice President

Schedule I

Locations of Collateral

1.	2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

2.	324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

3.	UMDNJ-New Jersey Medical School

185 South Orange Avenue

Administrative Building 4

Newark, NJ 07103